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                                                                 EXHIBIT 99(iii)


                SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION
                                 REFORM ACT OF 1995


The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. The Company desires to take advantage of the "safe harbor" provisions of the Act. Certain information, particularly information regarding future economic performance and finances and plans and objectives of management, contained, or incorporated by reference, in the Company's Current Report on Form 8-K is forward-looking. In some cases, information regarding certain important factors that could cause actual results to differ materially from any such forward-looking statement appear together with such statement. Also, the following factors, in addition to other possible factors not listed, could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements.

HIGHLY COMPETITIVE INDUSTRY
The computer and office automation and audio-visual presentation product supply industry is highly competitive. The Company competes with major full-service office products distributors, other national and regional computer supply distributors, office products superstores, direct mail order companies, and, to a lesser extent, non-specialized retailers. Certain of the Company's competitors, such as office products superstores and major full-service office products distributors have substantially greater financial and other resources and purchasing power than the Company. The Company believes that the computer supply and audio-visual presentation industry will become more consolidated in the future and consequently more competitive. Increasing competition will result in greater price discounting which will continue to have a negative impact on the industry's gross margins. There can be no assurance that the Company will not encounter increased competition in the future, which could have a material adverse effect on the Company's business.

DEPENDENCE ON CERTAIN KEY SUPPLIERS
Although the Company regularly carries products and accessories manufactured by approximately 500 original equipment manufacturers, approximately 54.3% of the Company's net sales for the nine months ended September 30, 1998 were derived from products supplied by the Company's ten largest suppliers. In addition, the Company's business is dependent upon terms provided by its key suppliers, including pricing and related provisions, product availability and dealer authorizations. While the Company considers its relationships with its key suppliers, including Hewlett-Packard Company ("Hewlett-Packard"), Lexmark International, Inc. ("Lexmark"), Canon Corporation


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("Canon") and Imation Corp.  ("Imation") to be good, there can be no assurance that these relationships will not be terminated or that such relationships will continue as presently in effect. In addition, changes by one or more of such key suppliers of their policies regarding distributors or volume discount schedules or other marketing programs applicable to the Company may have a material adverse effect on the Company's business. Certain distribution agreements require the Company to make minimum annual purchases. Under its distribution agreements with Hewlett-Packard, Lexmark and Imation, the Company is required to make minimum annual purchases of $10.0 million, $250,000 and $180,000, respectively.

RESTRICTIONS IMPOSED BY DEBT ARRANGEMENTS
The Company's outstanding indebtedness consists primarily of borrowings under the $125.0 million secured revolving credit facility (the "Credit Facility") provided by PNC Bank, N.A., National City Bank, Key Corporate Capital, Inc., NBD Bank, N.A. and Starbank, N.A. (the "Bank"). The Credit Facility also requires that the Company submit certain reports to the Bank, maintain proper books and records and insurance coverage, and comply with applicable laws and regulations. The Company has further agreed that it will not: (i) change the nature of its business; (ii) acquire the property or assets of any person, other than permitted acquisitions that comply with the financial covenants of the Credit Facility; (iii) incur other indebtedness, except for certain capital leases up to $10 million, certain guarantees and certain existing indebtedness; (iv) pay cash dividends; or (v) violate certain financial covenants. These provisions may constrain the Company's acquisition strategy, may delay, deter, or prevent a takeover attempt that a shareholder might consider in its best interests and may have an adverse effect on the market price of the Company's Common Stock.

ABILITY TO MANAGE GROWTH
The Company expects to experience rapid growth that will likely result in new and increased responsibilities for management personnel and which will challenge the Company's management, operating and financial systems and resources. To compete effectively and manage future growth, if any, the Company will be required to continue to implement and improve its operational, financial and management information systems, procedures and internal controls on a timely basis and to expand, train, motivate and manage its work force. There can be no assurance that the Company's personnel, systems, procedures and controls will be adequate to support the Company's future operations. Any failure to implement and improve the Company's operational, financial and management systems or to expand, train motivate or manage employees could have a material adverse effect on the Company's operating results and financial condition.

DEPENDENCE ON COMPUTER SYSTEMS
The Company relies on its computer systems for financial accounting, order processing and inventory control. Modifications to the Company's computer systems and applications software will be necessary as the Company executes its expansion plans and responds to customer needs, technological developments, electronic commerce


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requirements and other factors.  Such modifications may cause disruptions in the operations of the Company, delay the schedule for implementing the integration of newly acquired companies, or cost more to design, implement or operate than currently budgeted. Such disruptions, delays or costs could have a material adverse effect on the Company's operations and financial performance.

The Company does not currently have redundant computer systems or redundant dedicated communication lines linking its computers to its warehouses, although
all data is stored on two separate hard drives on a continual basis.   The
Company has taken precautions to protect itself from events that could interrupt its operations, including back-up power supplies that allow the Company's computer system to function in the event of a power outage, off-site storage of back-up data, fire protection, physical security systems and an early warning detection and fire extinguishing system. The occurrence of any of these events could have a material adverse effect on the Company's operations and financial performance.

FAILURE TO IMPLEMENT ACQUISITION STRATEGY
The Company's business strategy includes the acquisition of other computer and office automation supply and audio-visual presentation products companies in the U.S. and overseas. Competition for desirable new acquisitions in attractive major metropolitan markets is expected to increase. No assurance can be given that the Company will be able to find attractive acquisition candidates or that such acquisitions can be effected at reasonable prices or in a timely manner, or that once acquired, the Company will be able to profitably manage such companies. The failure to complete acquisitions and continue the Company's expansion could have a material adverse effect on its financial performance.

INTEGRATION OF ACQUISITIONS
The Company has acquired ten computer and office automation supply and five audio-visual presentation products businesses in the past two years and intends to actively pursue additional acquisitions. No assurance can be given that the Company will be able to successfully integrate its future acquisitions with the Company's existing systems and operations. The integration of acquired businesses may also lead to the resignation of key employees of the acquired companies and diversion of management attention from other ongoing business concerns. The costs of integration could have an adverse effect on short-term operating results. Any or all of these factors could have a material adverse effect on the Company's operations in the future.

FINANCING FOR ACQUISITIONS; LEVERAGE
If acquisitions are consummated for cash, it is likely that the Company will borrow the necessary funds and, accordingly, the Company may become highly leveraged as a result thereof. If it becomes highly leveraged, the Company may be more vulnerable to extended economic downturns and its flexibility in responding to changing economic and


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industry conditions may be limited.  The degree to which the Company is leveraged could have important consequences to purchasers of the Common Stock, including the impairment of the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes. The Company's ability to make principal and interest payments on its current and future indebtedness and to repay its current and future indebtedness at maturity will be dependent on the Company's future operating performance, which is itself dependent on a number of factors, many of which are beyond the Company's control, and may be dependent on the availability of borrowings under the Credit Facility or other financings. A substantial portion of the Company's current borrowing capacity under the Credit Facility could be consumed by increased working capital needs, including future acquisitions.

POSSIBLE NEED FOR ADDITIONAL FINANCING TO IMPLEMENT ACQUISITION STRATEGY
No portion of the Company's working capital has been set aside for the specific purpose of funding future acquisitions and, therefore, the Company may require additional funds to implement its acquisition strategy. While the Company's Credit Facility may be utilized to finance acquisitions, the amount which may be drawn upon by the Company may be limited. Accordingly, the Company may require additional debt or equity financing for future acquisitions. There can be no assurance that the Company will be able to obtain additional debt or equity financing on terms favorable to the Company, or at all, or if obtained, there can be no assurance that such debt or equity financing will be sufficient for the financing needs of the Company.

RISKS RELATING TO INTERNATIONAL ACQUISITIONS
Expansion into international markets may involve additional risks relating to such things as currency exchange rates, new and different legal and regulatory requirements, political and economic risks relating to the stability of foreign governments and their trading relationship with the United States, difficulties in staffing and managing foreign operations, differences in financial reporting, differences in the manner in which different cultures do business, operating difficulties and other factors.

Since the Company now has significant operations in Canada, its exposure to fluctuations in exchange rates will be increased. Accordingly, no assurance can be given that the Company's results of operations will not be adversely affected in the future by fluctuations in foreign currency exchange rates. The Company has, at times, entered into forward foreign currency exchange contracts in order to hedge the Company's accounts receivable and accounts payable. In the future, the Company may, from time to time, consider entering into other forward foreign currency exchange contracts, although no assurances can be given that the Company will do so, or will be able to do so, or that such arrangements will adequately protect the Company from fluctuations in foreign currency exchange rates.


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